EXHIBIT 99.1

[Press Release dated September 7, 2006]

FOR IMMEDIATE RELEASE

THE CHILDREN'S PLACE RETAIL STORES, INC. DELAYS FILING OF SECOND QUARTER 2006 FORM 10-Q TO COMPLETE ITS REVIEW OF ACCOUNTING FOR PAST STOCK OPTION GRANTS

- Outside Counsel Delivers Report to Audit Committee on
Findings of Investigation of Stock Option Procedures -

SECAUCUS, NJ, September 7, 2006 – The Children's Place Retail Stores, Inc. (Nasdaq: PLCE) announced today that it will delay the filing of its Quarterly Report on Form 10-Q for the quarter ended July 29, 2006 with the Securities and Exchange Commission. This delay will allow time for the Company to complete an analysis of the accounting treatment for its past stock option grants and to determine the extent of any corrections that may be required to its previously reported financial results.

On August 24, 2006, at the request of the Company's audit committee, the Company's outside counsel began an investigation into the Company's stock option practices. Outside counsel delivered its findings to the audit committee on September 6, 2006. The investigation found various instances in which the Company's records did not correctly reflect the legal grant date for stock options granted to employees and directors of the Company, resulting in errors in the dating of these stock options. The report concluded that, except for one occasion in 2001, as to which the report was inconclusive, the errors in the granting and recording of stock options were unintentional.

The Company is currently engaged in an analysis of the accounting treatment of its stock option grants since its initial public offering in 1997 to determine the extent of any corrections that may be required to its previously reported financial results. The Company cannot predict when this analysis will be completed. While the Company expects that some corrections to its reported financial results will be necessary, it is not yet able to estimate the aggregate amount of any such corrections or whether such corrections would be material. Accordingly, the Company has not yet determined whether any corrections would be made by recording a non-cash charge to earnings for the second quarter of 2006, or whether it may be necessary to restate its previously filed financial statements for prior fiscal years and the first quarter of fiscal 2006.

The Company is committed to resolving these issues as quickly as possible and will make a further announcement regarding its analysis of stock options and the extent of any necessary corrections to its financial statements as soon as additional information is available.

The Children's Place Retail Stores, Inc. is a leading specialty retailer of children's merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary "The Children's Place" and licensed "Disney Store" brand names. As of August 26, 2006, the Company owned and operated 827 The Children's Place stores and 325 Disney Stores in North America and The Children's Place online store at www.childrensplace.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Children's Place or any other person that the events or circumstances described in such statement are material.

CONTACT:	The Children's Place Retail Stores, Inc. Susan Riley, Chief Financial Officer, (201) 558-2400| Susan LaBar, Investor Relations Analyst, (201) 453-6955

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